Exhibit 4.1

NUMBER

SHARES

[NAME OF CORPORATION]

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES that is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF THE PAR VALUE OF ONE CENT ($0.01) EACH OF

[NAME OF CORPORATION]

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this certificate to be signed by its duly authorized officers.

Dated

Secretary

President

AMERICAN BANK NOTE COMPANY

For value received, ........................................................................................ hereby sell, assign and transfer unto

Shares

of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney or Public Notary to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated, ...............................................

..............................................................................

In Presence of

.................................................................................